Exhibit 10.10

THE RYLAND GROUP, INC.

2007 EQUITY INCENTIVE PLAN

Amendment and Restatement

1.                      Purpose and Types of Awards

The purpose of THE RYLAND GROUP, INC. 2007 EQUITY INCENTIVE PLAN (the “Plan”) is to promote the long-term growth and profitability of the Corporation by providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code Section 422 and nonqualified stock options), restricted stock awards, stock units or any combination of the foregoing.

2.                      Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)                  “Administrator” means the Board, the Compensation Committee of the Board, or any committee or committees that are appointed by the Compensation Committee or the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b)                 “Affiliate” shall mean any entity, whether now or hereafter existing, which controls, is controlled by or is under common control with the Corporation (including joint ventures, limited liability companies and partnerships).  For this purpose, “control” shall mean ownership of 50 percent or more of the total combined voting power or value of all classes of stock or interests of the entity.

(c)                  “Award” shall mean any stock option, restricted stock award or stock unit award.

(d)                 “Board” shall mean the Board of Directors of the Corporation.

(e)                  “Change in Control” shall mean:

(i)                      The acquisition by any person, other than the Corporation or any employee benefit plans of the Corporation, of beneficial ownership of 20 percent or more of the combined voting power of the Corporation’s then outstanding voting securities;

(ii)                   The first purchase under a tender offer or exchange offer, other than an offer by the Corporation or any employee benefit plans of the Corporation, pursuant to which shares of Common Stock have been purchased;

(iii)                During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election or the nomination for the election by stockholders of the Corporation of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

(iv)               Approval by stockholders of the Corporation of a merger, consolidation, liquidation or dissolution of the Corporation, or the sale of all or substantially all of the assets of the Corporation.

For purposes of any Award or subplan that constitutes a “nonqualified deferred compensation plan,” within the meaning of Code Section 409A, the Administrator, in its discretion, may specify a different definition of Change in Control in order to comply with the provisions of Code Section 409A.

(f)                    “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g)                 “Common Stock” shall mean shares of common stock, $1.00 par value, of the Corporation.

(h)                 “Corporation” shall mean The Ryland Group, Inc. and its successors and assigns.

(i)                     “Designated Beneficiary” shall mean the beneficiary designated by an Award holder, in a manner and to the extent determined by the Administrator, to receive amounts due or exercise rights of the Award holder in the event of the Award holder’s death.  In the absence of an effective designation by an Award holder, “Designated Beneficiary” shall mean the Award holder’s estate.

(j)                     “Effective Date” shall mean the date the Plan is approved by the stockholders of the Corporation.

(k)                  “Fair Market Value” shall mean, with respect to a share of the Corporation’s Common Stock or other property for any purpose on a particular date, the value determined by the Administrator in good faith.  However, if the Common Stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, “Fair Market Value” with respect to a share of the Corporation’s Common Stock shall mean, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator’s discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; (ii) the last sale price on the relevant date quoted on the Nasdaq SmallCap Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator’s discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator.  If no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur.  For all purposes under this Plan, the term “relevant date” as used in this Section 2(k) shall mean either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator’s discretion.

Effective for Awards granted on or after January 1, 2009, “Fair Market Value” shall mean, with respect to a share of the Corporation’s Common Stock,  the fair market value based upon the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or any other reasonable method using actual transactions in such stock as reported by such market.

(l)                     “Grant Agreement” shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

(m)               “Plan Share Reserve” means the maximum number of shares of Common Stock that may be issued with respect to Awards granted under the Plan.

(n)                 “Prior Plans” shall mean The Ryland Group, Inc. 1992 Equity Incentive Plan, The Ryland Group, Inc. 2002 Equity Incentive Plan and the 2005 Equity Incentive Plan.

(o)                 “2005 Equity Incentive Plan” shall mean The Ryland Group, Inc. 2005 Equity Incentive Plan, the term of which expires on February 20, 2015.

3.                      Administration

(a)                  Administration of the Plan.  The Plan shall be administered by the Board, the Compensation Committee of the Board, or any committee or committees that are appointed by the Compensation Committee or the Board from time to time.

(b)                 Powers of the Administrator.  The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:  (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(c) of the Plan, (A) any modification that would adversely affect any outstanding Award shall not be made without the consent of the holder, and (B) the exercise price for any outstanding stock option granted under the Plan may not be decreased after the date of grant nor may any outstanding stock option granted under the Plan be surrendered to the Corporation as consideration for the grant of a new stock option with a lower exercise price); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other service relationship with the Corporation; and (vii) to establish, amend, modify, administer or terminate subplans, and prescribe, amend and rescind rules and regulations relating to such subplans.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.  To the extent permitted by applicable law, the Administrator may delegate to one or more executive officers of the Corporation the power to (i) grant Awards to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, or any successor provision and are not executive officers of the Corporation, and (ii) make all determinations under the Plan with respect thereto, provided that the Administrator shall fix the maximum amount of such Awards for the group and a maximum for any Award recipient.

Notwithstanding anything in the Plan to the contrary, the Administrator shall not exercise its power and authority in a manner that would add a feature for the deferral of compensation to an Award, making such Award subject to Code section 409A, nor shall the Administrator exercise its power and authority in a manner that would cause the acceleration of payment in violation of Code section 409A to the extent any Award granted under this Plan is determined to be subject to Code section 409A.

(c)                  Non-Uniform Determinations.  The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d)                 Limited Liability.  To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)                  Indemnification.  To the maximum extent permitted by law and by the Corporation’s Charter and Bylaws, the members of the Administrator shall be indemnified by the Corporation in respect of all their activities under the Plan.

(f)                    Effect of Administrator’s Decision.  All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Corporation, and their respective successors in interest.

4.                      Shares Available for the Plan; Maximum Awards

(a)                  Plan Share Reserve.  Subject to the following provisions of this Section 4 and adjustments as provided in Section 7(c) of the Plan, the Plan Share Reserve shall be equal to the sum of: (i) 1,800,000 shares of Common Stock; (ii) 247,001 shares of Common Stock remaining under the 2005 Equity Incentive Plan that are not subject to outstanding grants of Awards under Prior Plans; and (iii) any shares of Common Stock that are represented by Awards granted under the Prior Plans that are forfeited, expire or are canceled without delivery of shares of Common Stock or which result in the forfeiture of the shares of Common Stock back to the Corporation.

(b)                 Adjustments to Plan Share Reserve; Fixed ISO Limit.  If any Award, or portion of an Award, under the Plan or the Prior Plans expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, the shares subject to such Award shall thereafter be available for Awards under the Plan; provided, however, that the tender of shares for payment of the exercise price of an option or award shall not make any such surrendered or tendered shares available for issuance under the Plan; and provided further, that no more than the number of shares available for issuance on the Effective Date shall be made available for purchase pursuant to incentive stock options.

(c)                  Cash Settlement of Awards.  To the extent any shares of Common Stock covered by an Award are not delivered to an Award holder or the holder’s Designated Beneficiary because the Award is settled in cash, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan.  Notwithstanding anything in the Plan or Grant Agreement to the contrary, all payments of cash shall be made to the Award holder or the holder’s Designated Beneficiary no later than the date that is two and one-half months following the end of year during which the Award holder becomes vested in the Award.

(d)                 Limitation on Restricted Stock and Stock Units.  Notwithstanding the provisions of Section 4(a) of the Plan and subject to adjustment as provided in Section 7(c) of the Plan, the maximum number of shares of Common Stock that may be issued in conjunction with Awards granted pursuant to subsections (d) and (e) of Section 6 of the Plan (relating to restricted stock awards and stock units) shall be 600,000 shares of Common Stock; provided, however, that any shares of Common Stock that are forfeited back to the Corporation with respect to any such Awards shall be available for further Awards under subsections (d) and (e) of Section 6 of the Plan.

(e)                  Code Section 162(m) Limit.  Subject to adjustments as provided in Section 7(c) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Corporation to any one individual under this Plan shall be limited to 500,000 shares.  Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.  The maximum cash amount that may be payable in combination with any performance-based award distributable in restricted stock or stock units is the cash amount equal to the sum of the fair market value of the underlying shares plus the federal and state income and Medicare taxes, assuming highest marginal tax rates, associated with the grant, vesting or distribution of the related restricted stock or stock units.

5.                      Participation

Participation in the Plan shall be open to all employees, officers and other individuals providing bona fide services to or for the Corporation or any Affiliate of the Corporation, as may be selected by the Administrator from time to time.  The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Corporation or an Affiliate provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.                      Awards

(a)                  Terms of Awards.  The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan.  Awards may be granted individually or in tandem with other types of Awards.  All Awards are subject to the terms and conditions provided in the Grant Agreement, provided that all Awards shall have a minimum three-year pro-rated vesting period, or a one-year vesting period plus performance criteria established by the Administrator.

(b)                 Performance Factors.  For purposes of ensuring that compensation arising from Awards granted under the Plan to officers and key employees of the Company is deductible as qualified performance-based compensation within the meaning of Code Section 162(m), the Administrator may provide that the granting, vesting, right to exercise or lapse of restrictions associated with an Award (each, a “performance-based award”) is contingent upon the attainment of one or more pre-established, objective performance goals based on any, or any combination of, the following business criteria as it may apply to an individual, a business unit, or the Company: return on stockholders’ equity, return on investment, total revenue, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization (“EBITDA”), profits, stock price, earnings per share, or cost containment.  Performance goals may include minimum, maximum and target levels of performance, with the size of the performance-based award or the lapse of restrictions with respect thereto based on the level attained.  The Administrator may, at its sole discretion, modify the measurement criteria as applied to performance-based awards to offset any unintended results arising from events not anticipated when the performance goals were established; provided, that such modifications may be made with respect to an Award granted to any executive officer of the Company only to the extent permitted by Code Section 162(m).

(c)                  Stock Options.  The Administrator may from time to time grant to eligible participants Awards of incentive stock options, as that term is defined in Code Section 422, or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code Sections 424(e) and (f), respectively, of the Corporation.  No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.  All stock options granted under the Plan must have an exercise price at least equal to Fair Market Value as of the date of grant and may not have a term longer than five years.  Except for adjustments pursuant to Section 7(c), the exercise price for any outstanding stock option granted under the Plan may not be decreased after the date of grant nor may any outstanding stock option granted under the Plan be surrendered to the Corporation as consideration for the grant of a new stock option with a lower exercise price.

(d)                 Restricted Stock Awards.  The Administrator may from time to time grant restricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.  A restricted stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.  Notwithstanding anything in the Plan or Grant Agreement to the contrary, all payments of cash under this Section 6(d) shall be paid no later than the date that is two and one-half months following the end of year during which the eligible participant becomes vested in the restricted stock Award.

(e)                  Stock Unit Awards.  The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units in such amounts and on such terms and conditions as it shall determine.  Stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation’s assets.  An Award of stock units may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.  Notwithstanding anything in the Plan or Grant Agreement to the contrary, all payments of cash under this Section 6(e) shall be paid no later than the date that is two and one-half months following the end of year during which the eligible participant becomes vested in the Award of stock units.  Shares of Common Stock awarded in connection with an Award of stock units may be issued for such consideration as may be determined by the Administrator, including for no consideration or such minimum consideration as may be required by law.  Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a stock unit solely as a result of the grant of a stock unit to the grantee.

7.                      Miscellaneous

(a)                  Withholding of Taxes.  Grantees and holders of Awards shall pay to the Corporation or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability.  The Corporation or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award.  Notwithstanding the above, in no event may holders of Awards satisfy such tax liability through the tender or withholding of shares of Common Stock.

(b)                 Transferability.  Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution.  Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(c)                  Adjustments; Business Combinations.

                                (i)                     Upon a stock dividend of, or stock split or reverse stock split affecting, the Common

Stock of the Corporation, (A) the maximum number of shares reserved for issuance or with respect to which Awards may be granted under the Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Corporation to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made.  The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

                                (ii)                  In the event of any other changes affecting the Corporation, the capitalization of the Corporation or the Common Stock of the Corporation by reason of any spin-off, split-up, dividend, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator except as otherwise provided in Section 7(d), in its discretion and without the consent of holders of Awards, may make: (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual, as provided in Section 4 of the Plan, and to the number, kind and price of shares covered by outstanding Awards; and (B) any other adjustments in outstanding Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to Awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

                                (iii)               The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and outstanding Awards.

(d)                 Change in Control.  Notwithstanding the provisions of Section 7(c)(ii), in the event of a Change in Control, all Awards under the Plan are automatically and fully vested and immediately exercisable or payable in whole or in part.  The obligations of the Corporation pursuant to the Plan and performance with respect to rights of Award holders thereunder shall be assumed by any participant, successor-in-interest or beneficiary of or interested party in the Change in Control (collectively, the Change-in-Control Participant), and the Change-in Control Participant shall cause the Awards to be assumed, or new rights substituted therefor, by another entity.

(e)                  Substitution of Awards in Mergers and Acquisitions in which the Corporation or an Affiliate is the Acquiring Entity.  Solely in the event that the Corporation or an Affiliate is an acquiring entity in a merger, acquisition and other business combination, Awards may be granted under the Plan from time to time in substitution for Awards held by employees, officers, consultants or directors of a target entity who become or are about to become employees, officers, consultants or directors of the Corporation or an Affiliate as the result of a merger or consolidation of the employing entity with the

Corporation or an Affiliate, or the acquisition by the Corporation or an Affiliate of the assets or stock of the employing entity.  The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f)                    Compensation Committee Report.  For each performance year and/or performance period, the Compensation Committee of the Board shall determine and set forth in writing not later than 90 days after the commencement of the performance year and/or performance period and in no event later than the point in time when 25 percent of the performance period has elapsed or the outcome of the performance objectives is no longer substantially uncertain:  (i) the participants under the Plan who are granted performance-based awards for the performance period; (ii) the nature and amount (or the objective formula for determining the amount) of the performance-based award that will be earned if specified performance objectives are met; (iii) the applicable performance factors; and (iv) any other objective terms and conditions that must be satisfied by the participant in order to earn the performance-based award.

(g)                 Termination, Amendment and Modification of the Plan.  The Administrator may terminate, amend or modify the Plan or any portion thereof at any time; provided, however, that the provisions of Section 6(a) relating to stock option repricing shall not be amended without approval by the Corporation’s stockholders, and any amendments to the Plan will not (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the aggregate number of securities that may be issued under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan, without approval by the Corporation’s stockholders.

(h)                 Non-Guarantee of Employment or Service.  Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Corporation or shall interfere in any way with the right of the Corporation to terminate such service at any time with or without cause or notice.  The Corporation expressly reserves the right at any time to dismiss an Award recipient free from any liability or claim under the Plan, except as expressly provided in the applicable Grant Agreement.

(i)                     No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person.  To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

(j)                     Designated Beneficiaries.  Unless otherwise provided in the applicable Grant Agreement, amounts or certificates due an Award recipient after his or her death under an Award shall be paid or delivered to the Award recipient’s Designated Beneficiary in accordance with the terms and conditions of the Award.

(k)                  Governing Law.  The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

(l)                     Effective Date; Termination Date.  The Amendment and Restatement of this Plan is effective as of the date on which the Plan originally was approved by the stockholders of the Corporation.  The Plan, as amended and restated, shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards shall be granted under the Plan after the close of business on February 20, 2017.